Fairness Opinion Presentation

to the Board of Directors:

Prescient Applied Intelligence, Inc.

September 11, 2008

The information contained herein is CONFIDENTIAL and has been prepared exclusively for the benefit and use of the Board of Directors and the management and may not be used for any other purpose or be discussed, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose without prior written consent of Updata Advisors, Inc.

Updata Advisors

Table of Contents

I.	Introduction

II.	Review of Sale Process

III.	Scope of Updata’s Analysis

IV.	Overview of the Transaction

V.	Prescient’s Financial and Situational Overview

VI.	Updata’s Analysis of the Transaction

Appendices:

	A.	Comparable Public Company Descriptions

	B.	Fairness Opinion Letter

I. Introduction

Introduction

•
Updata Advisors, Inc. (“Updata”) has been retained by Prescient Applied Intelligence, Inc. (the “Company” or “Prescient”) to render an opinion to the Company’s Board of Directors as to whether the total consideration paid and payable (i) pursuant to the Agreement and Plan of Merger dated August 28, 2008 (the “Agreement”) among the Company, Park City Group, Inc. (“PCG”), PAII Transitory Sub, Inc. (“the Sub”, and collectively with PCG, the “Buyer”), and Randy Fields, an individual who serves as Chairman and CEO of PCG (“Fields” ), and (ii) to certain holders of the Company’s Series E Preferred Stock pursuant to privately negotiated securities purchase agreements, is fair, from a financial point of view, to the Company’s shareholders as a whole as of the date of such opinion. Updata has also been engaged by the Company to serve as financial advisor with respect to a sale or merger of Prescient.

•
This document is being provided to the Board of Directors of the Company in connection with its consideration of the merger pursuant to the Agreement (the “Transaction”). We are not expressing a view as to the business merits of the Transaction; nor are we expressing a view as to the fairness, from a financial point of view, of the consideration received by individual classes of the Company’s shareholders. This document may not be reproduced, disseminated, quoted or referred to without prior written consent of Updata.

•
This document is based upon publicly available information and selected information provided by the Company’s management team. Updata has not independently verified any information, and has relied on it being complete and accurate in all material respects. Updata has neither made nor obtained an independent appraisal of the assets and liabilities of the Company.

•
The analysis contained herein has been based on market, economic, financial and other information as they exist and can be reasonably evaluated as of the date this document was delivered to the Company’s Board of Directors. Subsequent events that could affect the analyses set forth herein may include adverse changes in industry performance or fundamental changes to the business, financial condition and results of operations of the Company.

•
Because this material was prepared in the context of an oral presentation to Prescient’s Board of Directors, and that Board is familiar with the business, affairs and finances of Prescient, neither Prescient nor Updata nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material used by persons other than Prescient’s Board. Neither Prescient nor Updata undertakes any obligation to update or otherwise revise the accompanying materials or the opinion expressed in our presentation.

II. Review of Sale Process

Summary of Activity

•	Updata contacted 50 acquirers, beginning with calls in December 2007 which resulted in:

–	50 executive summaries (i.e. “teasers”) sent

–	19 offering memoranda sent

–	9 management meetings/calls held between December 7, 2007 and June 11, 2008. In addition, 3 management meetings were held prior to Updata’s engagement.

•	35 potential acquirers have passed on the opportunity. The most common reasons for passing include:

–	Lack of scale and critical mass

–	Lack of growth, both historically and forward looking

–	Scan-based trading is a niche technology / small market

–	Not aligned with strategic priorities / not a fit / too small to spend time on

–	Customer/hub concentration concerns

Project Premier Activity Summary
Engagement date	November 8, 2007

Strategic Buyers Contacted	46
Financial Buyers Contacted	4
Total Buyers On Updata List	50

Received teaser => pass	17
Received teaser => unresponsive	13
Signed NDA => pass	1
Received teaser => Signed NDA & Received Offering Memo	19

Reviewed OM => passed	7
Reviewed OM => held management meeting	12

Held management meeting => passed	10
Submitted firm offer / Negotiated transaction	2
Signed agreement / In process (PCG)	1

Note: Updata assumes that Prescient signed NDA and shared OM and teaser with PCG.

Parties Approached by Updata

Signed Agreement (1)	Submitted Firm Offer (1)	Passes (35)		Unresponsive (13)
Park City Group (6/11/08)	Trilogy (5/4/08)	Accenture	JDA Software (2)	Accel-KKR
		Activant	Logility (2/6/08)	ACS
		Alliance Data	Manhattan Associates	Agentrics
		Axway (US)	Symphony/Aldata	E2open
		Battery Ventures (9/30/07) (1)	Kewill Systems Plc	EDS
		CDC Software (6/1/07) (1)	Lawson Software	i2 Technologies
		ClickCommerce	Oracle	Paragon Technologies
		Descartes Systems	Parallax (3/6/08)	QAD
		EasyLink Services	RedPrairie	Retalix
		Epicor	Retail Solutions (T3Ci) (1/31/08)	SEEBURGER AG – US
		Fujitsu Transaction Solutions (2/26/08)	SAP	Teradata
		GAINSystems	SAS Institute	WNS
		GXS (10/1/07) (1)	Solarsoft / Marlin (1/31/08)	Zensar
		HighJump Software	Sterling Commerce
		Infosys Technologies	TorexRetail (2/26/08)
		Inovis (12/7/07)	Wipro
		Inverness Graham Investments	Zebra Technologies
Invensys

Note: Bold denotes management meeting held (and date of meeting or initial meeting if more than one).

(1) Initial management meeting held prior to Updata’s engagement.

(2) Passed prior to Updata engagement.

Summary of Offers for Prescient

•	
Park City Group: $9.03M offer paid in three tranches. $4.25M has been paid to three holders of the Company’s Series E Preferred Stock in two separate private transactions and is non-refundable if deal does not close. $4.79M will be paid by PCG to the remaining shareholders at closing, of which $2.5M will be escrowed prior to the Company’s proxy filing (expected to be the week of 9/8). Essentially, PCG has provided Prescient and certain holders of the Series E Preferred Stock with a $6.75M breakup fee if the deal does not close. In addition, PCG has asked for no conditions to closing (other than Prescient stockholder approval and the absence of any injunction or order prohibiting the merger).

•
Bidder 2 (Trilogy/Versata): $8.675M all cash offer with short exclusivity period (8 days) during which Company was permitted to continue dialogue with Park City Group. Trilogy demanded a “material adverse change” clause and other standard conditions to closing.

•		Bidder 3 (Parallax): Initially provided written indication of $10-11M. Parallax performed on-site due diligence and subsequently reduced offer to $7-8M. They have since passed on the opportunity.
•
Bidder 4 (Battery): Initially provided written indication of $10-12M to stay in the process, but eventually passed due to their inability to adhere to the process timeline and assign the appropriate amount of resources to the process.

•		Bidder 5 (Logility): Initially provided verbal indication of $7-8M, but subsequently passed.

Supply Chain Business Only:
•		Bidder 5 (Logility): Verbal indication of about $3M.
•		Bidder 6 (CDC): Written indication of $1.5M.

Advanced Commerce Business Only:
•		Bidder 7 (GXS): Verbal indication of $5M. They indicated that their offer of $5M was a “stretch” for them and would require a “clean” asset deal.

III. Scope of Updata’s Analysis

Scope of Updata’s Analysis

Agreement & Plan of Merger:
We reviewed the terms of the final Agreement & Plan of Merger dated August 28, 2008 and based our opinion on our understanding that the terms and conditions of the draft reviewed will not materially change.

Financial Due Diligence:
We reviewed Prescient’s financial results including but not limited to (i) its audited financial statements for the one-year periods ended December 31, 2007 and December 31, 2006, (ii) unaudited financial results for the six-months ended June 30, 2008, (iii) projected financial and operating results for the six-month period ending December 31, 2008, and (iv) projected financial and operating results for the five year period ending December 31, 2012.

Financial/Strategic Review:
We participated in certain discussions with Prescient’s senior management concerning the Company’s operational performance and prospects, and strategic rationale for the Transaction. We considered the state of, and trends affecting, the retail marketplace and the supply chain management and enterprise resource planning industries.

Comparable Public Companies:
We calculated certain valuation multiples based on the Transaction consideration (collectively the “Transaction Multiples”). We compared those multiples with the trading multiples of other relevant publicly traded supply chain management and enterprise resource planning companies. The Transaction Multiples were calculated based on last 12 months (“LTM”) revenue and operating cash flow (“EBITDA”), as well as management projections of FY 2008 revenue and EBITDA. A 20% liquidity discount was applied to this analysis. The selected public companies do not represent the entire universe of potentially relevant supply chain management or enterprise resource planning companies.

Scope of Updata’s Analysis(cont’d)

Selected Precedent M&A Transactions from Comparable Industries:
We compared the Transaction Multiples with those of other reasonably comparable publicly announced retail-oriented application software, supply chain management and enterprise resource planning companies. The precedent M&A transactions represented a select range of precedent transactions in the aforementioned industries. The selected transactions were not intended to be representative of the entire range of possible transactions in these industries.

Selected Precedent M&A Transactions of Companies in Comparable Circumstances:
We compared the Transaction Multiples with those of other publicly announced involving computer software companies that exhibited “flat” or declining revenue prior to acquisition. For these purposes we analyzed the revenue for the most recent quarter prior to the acquisition announcement as compared to the revenue for the same quarter one year prior. The selected transactions were not intended to be representative of the entire range of possible transactions in the computer software universe.

Share Price Performance:	We reviewed the share price performance and trading activity for Prescient common stock.

Scope of Updata’s Analysis(cont’d)

Discounted Cash Flow Analysis:
We generated a series of 5-year projected free cash flow scenarios and developed a valuation range based on discount rates and terminal values. The analysis was performed using Prescient’s 2007 operating plan as a base case, and 2008– 2012 operating and cash flow assumptions provided by Prescient management. The 5-year projections used in this analysis were based on cash flow assumptions provided by Prescient and deemed by Prescient to be reasonable in light of (i) historical norms for the Company and industry and (ii) recent trends in the business and industry. Industry average trading multiples were applied to 5th year revenue and EBITDA to arrive at the terminal value estimates.

Premiums Paid on Public Deals:
We considered selected M&A transactions in the enterprise software sector with respect to premiums paid over the target’s publicly traded stock price at 1, 5, and 30 trading days prior to the announcement date. We also considered a broader set of M&A transactions in the software and IT services sector with respect to premiums paid over the target’s publicly traded stock price at 1, 5, and 30 trading days prior to the announcement date.

Analysis of Alternatives:
We reviewed the alternatives that Prescient would have as a stand-alone entity, its ability to grow and prosper in the absence of the Transaction based on management’s assessment, and its ability to remain competitive as a stand-alone entity in the current market environment.

Other Review and Analysis:	We reviewed such other information, performed such other analyses and procedures, and considered such other factors as we deemed appropriate.

IV. Overview of the Transaction

Summary of Transaction

The following summary of Transaction terms reflects our understanding of the Agreement and Plan of Merger dated August 28, 2008. This summary should be read in conjunction with the entire Agreement as the terms discussed herein are abbreviated and relate primarily to the financial and economic terms of the Agreement. Any capitalized terms not defined herein have the same meaning ascribed to them in the Agreement.

Transaction Structure:	This transaction is structured as a taxable merger. Following the Transaction, Prescient will be a wholly owned subsidiary of Park City Group, Inc.

Transaction Consideration:
Concurrent with the execution of the Merger Agreement, Buyer has purchased an aggregate of 715.96 shares, and intends, by September 5, 2008, to purchase in a separate transaction an additional 382.536 shares (collectively, the “Privately Purchased Shares”), of the Company’s Series E Convertible Preferred Stock, par value $.001 per share, pursuant to separate securities purchase agreements between and among the Buyer and the holders of such shares. The combined value of these private transactions totals $4.25 million, representing a price of $3,865 per share.

Each share of Series G Convertible Preferred Stock, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Series G Shares owned by the Buyer) will be converted into the right to receive $1,136.36 (the “Merger Consideration Per Series G Share”) in cash without interest upon surrender of certificates formerly evidencing such Series G Shares.

Each share of Series E Convertible Preferred Stock, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Series E Shares owned by the Buyer) will be converted into the right to receive $4,098.00 (the “Merger Consideration Per Series E Share”) in cash without interest upon surrender of certificates formerly evidencing such Series E Shares.

Summary of Transaction (cont’d)

Transaction Consideration (cont’d):
Each Common Share, par value $.001 per share, of Prescient issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares and other than any Common Shares owned by the Buyer) will be converted into the right to receive $0.055 (the “Merger Consideration Per Common Share”) in cash without interest upon surrender of certificates formerly evidencing such Common Shares. Notwithstanding the foregoing, the Common Shares owned by the Company’s four largest shareholders (the “Control Group”) will receive $0.05 (the “Control Group Merger Consideration Per Common Share”).

Treatment of Employee Stock Options:
Each Stock Option outstanding immediately prior to the Effective Time, whether exercisable or not, shall be cancelled by the Company, and the holder thereof shall be entitled to entitled to receive as soon as practicable after the Effective Time from the Buyer following the Merger in consideration for such cancellation an amount in cash equal to the product of (a) the number of Common Shares previously subject to each such Option and (b) the excess, if any, of the Merger Consideration Per Common Share over the exercise price per Common Share previously subject to such Option (collectively, the “Option Consideration”) (it being understood that if any such exercise price exceeds the Merger Consideration Per Common Share, the amount payable in respect of such Option shall be zero).

Treatment of Warrants:
Each Warrant outstanding immediately prior to the Effective Time, shall be converted into the right to receive a cash amount, if any, equal to the excess, if any, of: (i) the Merger Consideration per Common Share, over (ii) the exercise price payable in respect of such Common Share issuable under such Warrant (it being understood that if the exercise price payable in respect of such Common Share issuable under such Warrant exceeds the Merger Consideration per share, the Warrant Consideration in respect of such Warrants shall be zero).

Summary of Transaction (cont’d)

Representations and Warranties:
Buyer’s representations and warranties are usual and customary for a public transaction of this nature. Seller’s representations and warranties are significantly fewer and less stringent in nature than is customary for transaction of this nature. None of the representations and warranties shall survive the Effective Time of the Merger.

Key Conditions to Closing
There is no “material adverse change” clause or other significant conditions to closing that seller must satisfy, other than shareholder approval. Buyer must place $2.5M of the remaining $4.79M to be paid at the Effective Time into escrow before the mailing of the proxy statement. Buyer also covenants not to vote its Privately Purchased Shares in a manner that changes the size or composition of the Company’s board of directors, alters stock designations, creates new classes or series of stock, effectuates a liquidation of the Company or other fundamental change, or otherwise materially alters the Transaction.

Timing:
The Closing of the transactions will take place on the later of (a) the date of the shareholders’ meeting or written Shareholder Approval or (b) the day on which the Conditions to Closing are satisfied or waived, or at such other date, time, and place as the Buyer and the Company agree.

Summary of Transaction (cont’d)

Transaction Consideration Allocation:

Base Purchase Price	$9,033,532

Common Shareholders	$1,744,894

Preferred Shareholders
Series E Preferred	6,743,343
Series G Preferred	545,295
$9,033,532

V. Prescient’s Financial and Situational Overview

Prescient Situational Overview

•	The current macro-economic environment is challenging as spending on software and solutions slows

•	Prescient’s business continues to contract

	–	H108 revenue vs. H107 revenue: $4.17M vs. $4.96M

	–	Q208 revenue vs. Q207 revenue: $2.11M vs. $2.51M

	–	Q108 revenue vs. Q107 revenue: $2.07M vs. $2.44M

•	Missed budgeted revenue expectations of $4.36M for H108 (actual $4.17M)

•	All revenue sources are shrinking (Subscription, Licenses, Maintenance and Professional Services)

•	Successfully reduced expenses to compensate for revenue attrition

	–	H108 actual operating expenses $3.78M, as compared to H107 actual of $4.27M and H108 budget of $4.23M

•	Forced to incur an impairment of goodwill charge of $7.5M in Q208

•	Recent customer losses:

–
AutoZone – Prescient’s largest community hub in FY 2006 (contributed $1.2M to revenue) began gradually winding down its subscription in FY 2007 (contributed $0.6 million in 2007) and was no longer contributing revenue heading into FY 2008

Challenges Facing Prescient as an Independent Company

•	Continuing overall revenue decline

•	Potential loss of another major Community Hub (e.g. AutoZone in 2007)

•	Limited Sales and Marketing staff

•	Limited financial flexibility to make new investments given capital structure and operating trends

•	Illiquid public market for the Company’s stock

	–	3 month average daily trading volume of 5,736 shares

•	Lack of interest and attention from Wall Street investors, research and market makers

Prescient Financial and Valuation Profile

$ in millions, except per share values
Current Summary Capitalization
Closing Stock Price as of 9/02/08	$0.06
Basic Shares Outstanding (1)	33.6
Equity Value	$2.0
Add: Exercise of Stock Options (1)	0.0
Less: Proceeds from Stock Options (1)	0.0
Fully Diluted Equity Value	$2.0
Add: Note Payable(1)	2.3
Preferred Stock (1)	21.4
Less: Cash (1)	2.8
Enterprise Value	$22.9

Average Historical Trading Performance
	Stock Price	Volume
Closing Stock Price as of 9/02/08	$0.06	1,000
One Month Average	0.04	2,633
Three Month Average	0.04	5,736
Six Month Average	0.05	19,548
One Year Average	0.07	15,847
One Year High	0.12

Prescient’s Preferred Stock has been taken at face value without any discount applied.

(1) Based on Prescient 10-Q as of June 30, 2008. Assumes no exercise of stock options because all options are currently out-of-the-money.

Prescient Financial Summary – Income Statement

($ in thousands)	Actual				Projected	6 Months Ended
FYE December 31,	2005A	2006A	2007A	LTM (1)	2008P (2)	06/30/07	06/30/08

Revenue:
Subscription services	$5,306	$5,793	$5,830	$5,578	$5,722	$3,092	$2,840
Licenses	559	649	596	326	643	359	90
Maintenance	1,572	1,621	1,592	1,559	1,499	785	751
Professional services	1,953	1,181	1,386	1,159	1,354	719	493

Total revenue	$9,390	$9,244	$9,404	$8,622	$9,217	$4,955	$4,174
YoY Revenue Growth	NA	-1.6%	1.7%	NA	-2.0%	NA	-15.8%

Expenses:
Customer operations and support	4,572	3,463	2,653	2,406	2,704	1,397	1,150
Development	1,393	1,354	1,154	1,232	1,442	546	624
Selling and marketing	2,172	1,967	1,807	1,712	2,422	1,041	946
General and administrative	2,939	3,087	1,979	1,750	1,681	1,050	821
Depreciation and amortization	518	506	472	474	479	233	234

Total operating expenses	$11,593	$10,378	$8,066	$7,573	$8,727	$4,267	$3,775
Operating Income (Loss)	$(2,203)	$(1,133)	$1,338	$1,049	$489	$688	$399
Operating Income Margin	-23.5%	-12.3%	14.2%	12.2%	5.3%	13.9%	9.6%
Depreciation & amortization (3)	518	510	472	471	479	235	234
EBITDA	$(1,685)	$(624)	$1,810	$1,520	$969	$923	$633
EBITDA Margin	-17.9%	-6.7%	19.3%	17.6%	10.5%	18.6%	15.2%

(1)           LTM represents last twelve months as of June 30, 2008.
(2)           2008P provided by Prescient management as recently as 7/13/08; it does not reflect Company’s actual H108 results.
(3)           As per Cash Flow Statement.

Prescient Financial Summary – Income Statement Performance

Quarterly Revenue Performance
($ in thousands)
$3,000
$2,250
$1,500
$750
$0
Q107
Q207
Q307
Q407
Q108
Q208
Q308P
Q408P

Quarterly Operating Income Performance
($ in thousands)
$600
$400
$200
$0
Q107
Q207
Q307
Q407
Q108
Q208
Q308P
Q408P

Quarterly EBITDA Performance
($ in thousands)
$600
$400
$200
$0
Q107
Q207
Q307
Q407
Q108
Q208
Q308P
Q408P

Note: Highlighted portion of charts reflects projected periods.

Prescient Financial Summary – Balance Sheet

$ in thousands	Audited 12/31/05	Audited 12/31/06	Audited 12/31/07	Actual 03/31/08	Actual 06/30/08

Assets:
Cash and cash equivalents	$716	$1,017	$2,594	$2,601	$2,796
Accounts receivable	1,957	1,437	1,237	1,117	977
Prepaid and other current assets	138	109	101	151	195
Total current assets	$2,812	$2,562	$3,931	$3,869	$3,968
Furniture, equipment and leasehold improvements, net	224	183	200	192	184
Intangible assets, net	2,144	1,700	1,300	1,200	1,100
Goodwill	17,380	17,257	17,257	17,257	9,804
Other Assets	49	50	49	49	54
Total Assets	$22,609	$21,754	$22,738	$22,568	$15,110

Liabilities:
Current portion note payable	—	366	170	194	203
Accounts payable	300	118	164	102	152
Accrued expenses	1,341	571	633	605	452
Deferred revenue	1,083	1,420	1,358	1,230	1,145
Other current liabilities	—	—	29	8	15
Total current liabilities	$2,724	$2,476	$2,353	$2,139	$1,968
Deferred maintenance - long-term portion	13	30	68	49	29
Long term portion note payable	—	2,394	2,228	2,168	2,113
Total liabilities	$2,736	$4,900	$4,649	$4,355	$4,110

Stockholders’ equity:
Series E Preferred Stock	16,568	16,568	16,568	16,568	16,568
Series G Preferred Stock	4,799	4,799	4,799	4,799	4,799
Common stock	44	33	34	34	34
Additional paid-in-capital	103,501	103,348	104,755	104,794	104,813
Accumulated deficit	(105,034)	(107,887)	(108,066)	(107,981)	(115,213)
Total stockholders’ equity	$19,873	$16,853	$18,089	$18,213	$11,000
Total liabilities and stockholders’ equity	$22,609	$21,754	$22,738	$22,568	$15,110

Net Debt [1]
($ in thousands)

$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
12/31/05
12/31/06
12/31/07
03/31/08
06/30/08

Shareholder's Equity
($ in thousands)

$24,000
$20,000
$16,000
$12,000
$8,000
$4,000
$0
12/31/05
12/31/06
12/31/07
03/31/08
06/30/08

(1) Net Debt is defined as Note Payable less Cash and cash equivalents.

Prescient LTM Stock Price Performance

Stock Price ($)
Trading Volume (000s)
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Aug
Sep
Oct
Nov
Jan
Jan
Feb
Apr
May
Jun
Jul
Aug
Sep
11/13/07: Prescient Announces Q307 Financial Results
12/3/07: Aunt Millie's Bakeries Expands Prescient-Powered Scan Based Trading Program
1/14/08: LNK Selects Prescient Solution to Keep Rite Aid Shelves Full
3/4/08: Extra Inc. Delivers the News with Prescient's Scan Based Trading Solution
3/12/08: Prescient Announces Q407 Financial Results
4/2/08: B.J. Alan sparks profits with Prescient
5/29/08: Prescient's Scan Based Trading Helps Schmidt Baking Fight Rising Costs
6/4/08: Prescient's Scan Based Trading Offering Helps Uptown Bakers Offset Rising Food Prices
8/27/08: Prescient Announces Release of Visibility & Analytics Inventory Module
11/1/07: Prescient Announces Visibility & Analytics Suite
12/10/07: Prescient Announces the Availability of Store Level Replenishment
1/27/08: Prescient Honored by Consumer Goods Technology
5/13/08: Prescient Announces Q108 Financial Results
8/4/08: Prescient Announces Q208 Financial Results

Relative Stock Price Performance

Three-Year Relative Performance

Indexed Price
Prescient Applied Intelligence Inc.
Supply Chain Comparables
Mid-Market ERP Companies
Nasdaq Composite

One-Year Relative Performance

Indexed Price
Prescient Applied Intelligence Inc.
Supply Chain Comparables
Mid-Market ERP Companies
Nasdaq Composite

Note: Prices obtained from Factset on September 2, 2008.
Supply Chain Comparables include: ARBA, DSGX, GSOL, JDAS, KWL-GB, LGTY, MANH.
Mid-Market ERP Comparables include: CHINA, EPIC, LWSN, QADI, SGE-GB.

VI. Updata’s Analysis of the Transaction

Proposed Transaction Multiples

Base Purchase Price	$9,033,532

Minus: Cash (1)	(2,795,884)

Plus: Debt (1)	2,316,512

Enterprise Value	$8,554,160

	Prescient	Implied EV
Implied Multiples Based On:	Metric	Multiple

LTM Revenue (2)	$8,622,153	0.99x
CY2007A Revenue	$9,403,603	0.91x
CY2008P Revenue (3)	$9,216,767	0.93x

LTM EBITDA (2)	$1,520,221	5.63x
CY2007A EBITDA	$1,810,291	4.73x
CY2008P EBITDA (3)	$968,776	8.83x

(1) As of June 30, 2008.
(2) LTM represents last twelve months as of June 30, 2008.
(3) 2008P provided by Prescient management as recently as
7/13/08; it does not reflect Company’s actual H108 results.

Recent Developments Since Last Valuation Analysis

On May 8, 2008, Updata provided Prescient’s Board of Directors with a revised valuation analysis that placed the Company’s valuation at $7 – 12M. Since then, several developments have occurred:

•	Overall Market Decline: All major U.S. indices – NASDAQ, S&P 500 and DJIA – have contracted since we last provided the Company with an updated valuation analysis (5/8/08) – see chart on right.

•
Reduced LTM Results: When Updata provided our prior valuation, we used the Company’s FY 2007 results as the basis for our valuation. Since then, the Company has released two quarterly filings, and the results of those two quarters are now reflected in our updated analysis. Prescient’s LTM revenue and EBITDA have declined from $9.4M to $8.6M and from $1.8M to $1.5M, respectively.

Relative Stock Price Performance Since May 8, 2008
Nasdaq Composite	(4.2%	)
S&P 500	(8.6%	)
Dow Jones	(10.5%	)

Relative Performance Since May 8, 2008
105
100
95
90
85
80
Indexed Price
5/8
5/16
5/29
6/6
6/19
6/30
7/10
7/21
8/1
8/11
8/22
9/2
Nasdaq Composite
S&P 500
Dow Jones

Current Valuation Summary

(1) A 20% liquidity discount has been applied to comparable public company multiples since Prescient is illiquid.
(2) Public computer software deals in which the target had “flat” or declining quarter-over-quarter, year-over-year revenue.

Current Valuation Summary (cont’d)

($ in millions)
Valuation	Indicated Multiple		Prescient		Implied Enterprise Value
Metric	Low (1)	High (1)	Metric	Discount (2)	Low	High

Comparable Public Companies
Supply Chain Management
LTM Revenue	1.6x	2.1x	$8.6	20%	$11.0	$14.5
2008P Revenue (3)	1.6x	2.0x	$9.2	20%	$11.8	$14.7
LTM EBITDA	7.0x	11.0x	$1.5	20%	$8.5	$13.4
Mid-Market ERP
LTM Revenue	1.1x	1.5x	$8.6	20%	$7.6	$10.3
2008P Revenue (3)	1.0x	1.4x	$9.2	20%	$7.4	$10.3
LTM EBITDA	8.0x	12.0x	$1.5	20%	$9.7	$14.6

Precedent M&A Transactions
Similar Situation (4)
LTM Revenue	0.7x	1.1x	$8.6		$6.0	$9.5
Retail Vertical Applications
LTM Revenue	2.1x	2.5x	$8.6		$18.1	$21.6
Supply Chain Management
LTM Revenue	0.9x	1.3x	$8.6		$7.8	$11.2
Enterprise Resource Planning
LTM Revenue	0.9x	1.3x	$8.6		$7.8	$11.2
Discounted Cash Flow Analysis (5)
Terminal EBITDA Multiple	6.0x	10.0x			$5.8	$10.1

(1) High/Low reference range selected by Updata and derived from relevant industry knowledge and transaction experience.
(2) A 20% liquidity discount has been applied to comparable public company multiples since Prescient is illiquid.
(3) 2008P provided by Prescient management as recently as 7/13/08; it does not reflect Company’s actual H108 results.
(4) Public software deals in which the target had exhibited “flat” or declining quarter-over-quarter, year-over-year revenue prior to acquisition.
(5) Based on terminal EBITDA multiple of 6-10x and assuming discount rate of between 8-14% which is derived from WACC analysis.

Comparable Public Company Analysis

($ in Millions, except per share data)
					Financial Data				Enterprise Value /
	Price	Mkt Value	Enterprise	LTM	YoY Rev Growth		LTM Margin		Revenues			EBITDA (3)
Company	9/02/08	of Equity (1)	Value (2)	Revenue	MRQ	CY09	Gross	EBITDA	LTM	CY2008E	CY2009P	LTM	CY2008E	CY2009P

Supply Chain Management
Ariba Inc.	$14.59	$1,263.7	$1,185.2	$318.0	12.5%	13.4%	52.0%	NM	3.7x	3.5x	3.0x	NM	26.2x	16.6x
DesCartes Systems Group Inc.	$3.33	$179.6	$132.7	$62.0	22.6%	11.6%	64.9%	22.9%	2.1x	2.0x	1.8x	9.3x	8.2x	7.1x
Global Sources Ltd.	$10.70	$499.7	$278.9	$193.2	16.2%	16.2%	40.7%	16.7%	1.4x	1.3x	1.1x	8.7x	6.9x	5.1x
JDA Software Group Inc.	$18.31	$582.6	$589.0	$377.8	1.2%	4.8%	61.1%	21.8%	1.6x	1.5x	1.5x	7.1x	6.3x	5.6x
Kewill Systems Plc (4)	$1.66	$138.2	$100.4	$102.1	9.0%	12.3%	NA	10.7%	1.0x	1.0x	0.9x	9.2x	7.1x	6.3x
Logility Inc.	$6.76	$88.0	$45.2	$44.9	-7.6%	14.6%	64.5%	28.0%	1.0x	0.9x	0.8x	3.6x	NA	NA
Manhattan Associates Inc.	$24.20	$593.4	$516.5	$348.4	1.0%	9.4%	55.8%	16.5%	1.5x	1.4x	1.3x	9.0x	8.0x	7.0x

Mean					7.8%	11.8%	56.5%	19.4%	1.8x	1.6x	1.5x	7.8x	7.3x	6.2x
Median					9.0%	12.3%	58.5%	19.2%	1.5x	1.4x	1.3x	8.8x	7.6x	6.6x

Mid-Market ERP
CDC Corporation	$2.62	$280.7	$263.6	$423.0	10.3%	8.7%	45.5%	1.4%	0.6x	0.6x	0.6x	45.6x	26.4x	10.1x
Epicor Software Corp.	$8.48	$505.2	$760.6	$453.0	21.0%	9.3%	47.1%	13.1%	1.7x	1.5x	1.3x	12.8x	9.3x	7.7x
Lawson Software Inc.	$8.18	$1,448.5	$1,211.3	$851.9	-8.7%	7.5%	51.5%	11.0%	1.4x	1.4x	1.3x	12.9x	9.2x	7.5x
QAD Inc.	$6.41	$196.0	$169.7	$278.3	18.0%	7.7%	58.5%	7.4%	0.6x	0.6x	0.6x	8.3x	7.2x	5.9x
Sage Group PLC (4)	$3.86	$5,044.2	$7,080.1	$2,456.8	16.0%	5.9%	91.8%	22.4%	2.9x	2.8x	2.7x	12.8x	12.7x	11.0x
Mean					11.3%	7.9%	58.9%	11.0%	1.4x	1.4x	1.3x	11.7x	9.6x	8.4x
Median					16.0%	7.7%	51.5%	11.0%	1.4x	1.4x	1.3x	12.8x	9.3x	7.7x

Prescient Applied Intelligence Inc.(5)	$0.06	$2.0	$22.9	$8.6	-16.1%	2.0%	83.8%	20.4%	2.7x	2.5x	NA	15.1x	23.6x	NA

Prescient’s Preferred Stock has been taken at face value without any discount applied.

(1) Market value is calculated as diluted shares outstanding times current stock price per share.
(2) Enterprise value is equal to market capitalization plus debt and pfd stock minus cash and cash equivalents.
(3) EBITDA excludes all one-time charges and expenses.
(4) Kewill and Sage report semi-annually therefore Q/Q growth is actually half/half.
(5) Prescient’s Preferred Stock is taken at face value without any discount applied.
Note: Outliers, as indicated by an italics, are excluded from mean calculations.
All estimates obtained from Factset on September 2, 2008.

Similar Situation Precedent Transactions

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev	MRQ YoY (1)
Aug-08	i2 Technologies	JDA Software Group Inc.	$418.6	1.6x	-0.4%
Aug-08	MIVA Inc.	Blinkx Plc	16.4	0.1x	-24.9%
Jun-08	Insightful Corporation	TIBCO Software Inc.	14.9	0.7x	-21.0%
May-08	Kintera, Inc.	Blackbaud, Inc	43.6	1.0x	-16.9%
Mar-08	Optio Software	Bottomline Technologies	35.9	1.3x	-9.8%
Jan-08	VantagePoint Systems	Solarsoft Business Systems	10.5	0.9x	3.1%
Dec-07	NUVO Network Management Inc.	Versata Enterprises, Inc	16.9	1.0x	-2.4%
Oct-07	Verticalnet, Inc.	BravoSolution, S.p.A	13.3	0.9x	-27.2%
Aug-07	Gensym Corporation	Versata Enterprises, Inc	15.9	1.0x	-10.9%
Feb-07	VantageMed Corporation	Nightingale Informatix Corporation	12.3	1.1x	-17.1%
Mar-06	Artemis International Solutions	Versata Group	21.0	0.4x	-9.7%
Dec-05	Versata, Inc	Trilogy, Inc	3.3	0.3x	-44.1%
Aug-05	Robocom Systems International Inc.	Avantce RSI, LLC	2.5	0.7x	-8.6%
			Mean	0.9x
			Median	0.9x

Source: Updata Proprietary Database.
(1) Percentage revenue growth (decline) for target’s most recent quarter prior to announcement of transaction as compared to the same period, one year prior.

Retail Vertical Applications Precedent Transactions

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Jun-08	OATSystems, Inc. (1)	Checkpoint Systems, Inc.	$39.9	NA
Jun-08	CAM Commerce Solutions	Great Hill Partners	152.8	4.2x
Jan-08	Verisign/Retail Data Services	T3Ci	NA	NA
Dec-07	iTradeNetwork	Accel-KKR	NA	NA
Dec-07	NSB Retail Systems PLC	Epicor Software Corporation	287.4	3.2x
Nov-07	EnfoTrust Networks	Reflexis Systems Inc	NA	NA
Sep-07	Landsteinar Nederland BV	K3 Business Technology Group plc	20.0	2.4x
Jun-07	Torex Retail	Cerberus European Investments	830.0	1.7x
Jun-07	InfoGenesis	Agilysys, Inc	90.0	2.1x
May-07	Blue Agave Software	i2 Technologies	NA	NA
Feb-07	Solika Solutions	TASQ Technology	NA	NA
Jan-07	ThePage.com	Junction Solutions	NA	NA
Jan-07	ISS Retail	Junction Solutions	NA	NA
Dec-06	StorePerform	RedPrairie Corporation	NA	NA
Nov-06	TradePoint Solutions, Inc	DemandTec	9.6	4.4x
Nov-06	Comergent Technologies	Sterling Commerce	155.0	5.2x
Sep-06	Precision Software Limited (2)	QAD Inc.	14.8	1.5x
Aug-06	icarz	Wrenchead, Incorporated	NA	NA
Jul-06	Retail-J Limited	Torex Retail Plc	91.0	NA
Jun-06	BlueCube Software	RedPrairie Corporation	NA	NA
Jun-06	Demantra	Oracle	41.0	2.6x
Apr-06	Eleven Technology	Trimble Navigation	NA	NA
Apr-06	Manugistics Group Inc	JDA Software Group Inc.	264.1	1.5x
Apr-06	Savista Corp	Torex Retail Plc	54.8	4.7x
Mar-06	MATRA Systems	Clarity Commerce Solutions plc	5.2	0.6x
Feb-06	CommercialWare, Inc	Datavantage Corporation	13.2	NA

Source: Updata Proprietary Database.
(1) EV includes $2.2M of additional consideration to be distributed during the third quarter of 2008.
(2) EV includes $7.2M of additional consideration to be paid over two year period.

Retail Vertical Applications Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Jan-06	360Commerce Inc	Oracle Corporation	$95.0	3.0x
Dec-05	CRS Retail Systems	Epicor Software Corp	121.0	2.0x
Nov-05	Khimetrics, Inc	SAP AG	NA	NA
Oct-05	Retail Solutions Inc	VeriSign Inc,	24.0	NA
Sep-05	Systech Retail Systems Corp	Torex Retail Plc	33.0	NA
Sep-05	G-Log	Oracle	100.0	2.5x
Sep-05	Triversity	SAP AG	NA	NA
Jul-05	Digital Union Limited	Verticalnet, Inc.	3.1	1.8x
Jul-05	ProfitLogic	Oracle	175.0	4.4x
Apr-05	TCI Solutions, Inc	Retalix Ltd	34.4	1.6x
Apr-05	Integrated Distribution Solutions	Retalix Ltd	44.4	1.6x
Feb-05	Retek Inc	Oracle Corporation	434.0	2.5x
Jan-05	UNIT S.p.A	Retalix Ltd	3.6	0.3x
			Mean	2.6x
			Median	2.4x

Source: Updata Proprietary Database.

Supply Chain Management Precedent Transactions

Public Targets

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Aug-08	i2 Technologies, Inc.	JDA Software Group Inc.	$418.6	1.6x
Oct-07	Verticalnet, Inc.	BravoSolution, S.p.A	13.3	0.9x
May-07	CIMNET	Invensys, PLC	22.1	4.2x
Sep-06	Click Commerce, Inc	Illinois Tool Works Inc	287.0	3.9x
Aug-06	Zomax	ComVest Investment Partners	25.9	0.2x
Apr-06	Manugistics Group Inc	JDA Software Group Inc.	264.1	1.5x
Oct-05	Neoforma, Inc.	Global Healthcare Exchange, LLC	165.0	7.6x
Sep-04	QRS Corporation	Inovis International	81.6	0.7x
Jun-04	Catalyst International, Inc	ComVest Investment Partners	19.0	0.6x
Apr-04	SciQuest	Trinity Ventures	14.8	2.2x
Jan-04	FreeMarkets, Inc	Ariba, Inc	388.1	2.8x
			Mean	1.9x
			Median	1.6x

Private Targets

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Jun-08	IQNavigator	GTCR Golder Rauner, LLC	NA	NA
May-08	HighJump Software	Battery Ventures	NA	NA
May-08	Edge Dynamics, Inc	I-many, Inc.	$1.0	0.1x
Apr-08	Incuity Software, Inc.	Rockwell Automation, Inc.	NA	NA
Apr-08	FullTilt Solutions Inc.	QAD Inc.	NA	NA
Mar-08	Four Soft Ltd.	TAKE Solutions	NA	NA
Mar-08	Acsis Inc	Saints Capital	NA	NA
Feb-08	Open Channel Solutions, Inc	CMGI, Inc.	24.5	NA

Source: Updata Proprietary Database.
Note: Outliers, as indicated by an italics, are excluded from mean calculations.

Supply Chain Management Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Feb-08	Optimization Alternatives Ltd	Railcar Management, LLC	NA	NA
Nov-07	BetweenMarkets	Inovis	NA	NA
Oct-07	Navis Holdings, LLC	Zebra Technologies Corporation	$145.0	2.4x
Sep-07	Procuri Inc	Ariba, Inc.	101.0	4.0x
Sep-07	Catalyst International	CDC Software	NA	NA
Aug-07	Global Freight Exchange Limited	Descartes Systems Group	7.2	NA
Aug-07	TelaPoint, Inc	Wright Express Corporation	40.0	NA
Jul-07	SmartTrack	Imarda Ltd	5.8	NA
May-07	RMI	Carlyle Group	NA	NA
May-07	Blue Agave Software, Inc	i2 Technologies, Inc.	NA	NA
Apr-07	PulseOne Solutions Group	Scancode Systems Inc	NA	NA
Mar-07	Ocean Tariff Bureau and Blue Pacific	Descartes Systems Group	1.9	NA
Feb-07	IPACS e-Solutions Group	Kewill Systems, plc.	6.6	NA
Feb-07	LogicTools	ILOG	15.0	NA
Nov-06	FMI International LLC	Maritime Logistics US Holdings Inc	NA	NA
Nov-06	Comergent Technologies, Inc	Sterling Commerce	155.0	5.2x
Nov-06	Cube Route Inc	Descartes Systems Group Inc	1.6	NA
Oct-06	Headwater Technology Solutions, Inc	Accellos, Inc.	NA	NA
Aug-06	Acuity ID LLC	Barcoding Inc	NA	NA
Jun-06	Flagship Customs Services, Inc	Descartes Systems Group Inc.	29.3	NA
Jun-06	Global Link Logistics	Golden Gate Logistics, LLC	NA	NA
Jun-06	Demantra	Oracle	41.0	2.6x
May-06	Frictionless Commerce	SAP AG	NA	NA
May-06	Nistevo	Sterling Commerce	NA	NA
May-06	Savi Technology, Inc	Lockheed Martin Corporation	NA	NA
Apr-06	ViaSafe Inc.	Descartes Systems Group Inc.	8.4	NA
Mar-06	Ideal Systems, Inc	Global Healthcare Exchange	NA	NA
Mar-06	LDS Corporation	Cadre Technologies, Inc.	NA	NA

Source: Updata Proprietary Database.

Supply Chain Management Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Mar-06	SupplyWorks Inc	Intuitive Manufacturing Systems	NA	NA
Mar-06	Provia Software Inc	SSA Global Technologies	NA	NA
Feb-06	Owens Direct	SPS Commerce	NA	NA
Feb-06	SeeCommerce	Teradata	NA	NA
Feb-06	RiverOne, Inc - assets	i2 Technologies, Inc	NA	NA
Feb-06	eBoomerang, Inc	ClearOrbit	NA	NA
Feb-06	Elance, Inc. assets	Click Commerce, Inc.	$15.0	NA
Jan-06	MARC Global Holdings	RedPrairie	NA	NA
Jan-06	JRG Software	CDC Software	NA	NA
Nov-05	Requisite Technology, Inc	Click Commerce, Inc.	12.5	NA
Nov-05	i2 Technologies CDS division	IHS Inc.	30.0	NA
Nov-05	Acsis, Inc	Safeguard Scientifics, Inc	26.0	1.2x
Nov-05	Interchain Holdings, B.V	Kewill	NA	NA
Oct-05	RangeGate Mobile Solutions Ltd	RedPrairie	NA	NA
Sep-05	G-Log	Oracle	NA	NA
Sep-05	DCS Transportation and Logistics Solutions	Four Soft Limited	19.0	NA
Aug-05	Modulair Easy Access BV	Exact Software	NA	NA
Aug-05	Robocom Systems International Inc.	Avantce RSI, LLC	2.5	0.7x
Aug-05	Prophet 21 Inc.	Activant Solutions Inc.	215.0	NA
Aug-05	Evant, Inc	Manhattan Associates	50.0	2.5x
Jul-05	Digital Union Limited	Verticalnet, Inc.	3.1	1.8x
Jul-05	QUATRO Information Systems	IBS AB	NA	NA
Jul-05	Intuita Holdings Ltd	Infor Global Solutions	NA	NA
Jul-05	Perwill Plc	Kewill Systems Plc	3.5	1.2x
May-05	Xelus, Inc	Click Commerce, Inc	NA	NA

Source: Updata Proprietary Database.

Supply Chain Management Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
May-05	IDS	International Business Systems	$17.5	1.2x
Apr-05	RedPrairie Corp.	Francisco Partners Management LLC	NA	NA
Mar-05	Contract Management Solutions	Procuri Inc	NA	NA
Feb-05	Optum, Inc	Click Commerce	30.0	NA
Feb-05	ChannelWave certain assets	Click Commerce, Inc	5.3	NA
Jan-05	Mercia Software	Infor Global Solutions,	NA	NA
Jan-05	Valuedge	Emptoris, Inc	NA	NA
			Mean	2.1x
			Median	1.8x

All SCM Deals
			Mean	2.0x
			Median	1.7x

Source: Updata Proprietary Database.

Enterprise Resource Planning Precedent Transactions

Public Targets

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Jan-08	VantagePoint Systems	Solarsoft Business Systems	$10.5	0.9x
Oct-06	Indus International, Inc	MDSI Mobile Data Solutions	214.0	1.7x
Aug-06	MRO Software, Inc	IBM	586.0	2.6x
May-06	SSA Global Technologies	Infor	1,510.0	2.1x
Jan-06	Datastream Systems, Inc	Infor	160.0	1.7x
Nov-05	Geac Computer Corporation	Golden Gate Capital	802.0	1.8x
Jun-05	Intentia	Lawson Software	458.0	1.2x
Jan-05	Mapics Inc	Infor Global Solutions	320.4	1.9x
Jan-05	Speedware Corporation Inc	Activant Solutions Inc	95.2	2.7x
Dec-04	PeopleSoft Inc	Oracle Corp	8,643.0	3.2x
			Mean	2.0x
			Median	1.8x

Private Targets
Announce Date	Seller	Buyer	EV	EV/ Rev
Jun-08	Visiprise, Inc.	SAP AG	NA	NA
Mar-08	Integrated Solutions Ltd	CDC Software	NA	NA
Jan-08	KCS.net Holding AG	Carlyle Group	NA	NA
Aug-07	Mobisoft Oy	Digital Dispatch Systems Inc.	$7.7	1.4x
May-07	Silk Systems Inc	Activant Solutions Inc	NA	NA
May-07	Hansen Information Technologies	Infor Global Solutions	NA	NA
Mar-07	CrossBorder Solutions	Thomson Corporation	NA	NA
Jan-07	Mincom Limited	Francisco Partners	250.0	1.6x
Jan-07	Solid Data NV/SA	Exact Holding N.V	NA	NA
Oct-06	Cognition Solutions Ltd	Maxima Holdings Plc	14.0	1.6x
Oct-06	MVI Technology	CDC Software	NA	NA

Source: Updata Proprietary Database.

Enterprise Resource Planning Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Nov-06	FBO Systems, Inc	QAD Inc.	$2.8	0.7x
Oct-06	Taxware LP	ADP Employer Services	125.0	NA
Oct-06	Indus International, Inc	MDSI Mobile Data Solutions	214.0	1.7x
Sep-06	TaxWise Corporation	CCH	120.0	2.3x
Aug-06	Caver-Morehead Systems, Inc.	RF Monolithics, Inc	4.0	2.4x
Jul-06	Praxis Software Solutions	SAP AG	NA	NA
Jun-06	Bluefinger Limited	Cybit	3.0	0.5x
Jun-06	Bäurer GmbH	Sage Group plc	29.5	1.0x
May-06	Primavera Systems, Inc.	Francisco Partners / Insight Venture	200.0	1.8x
Apr-06	AssetMetrix Inc	Microsoft Corp	NA	NA
Apr-06	Relevant Business Systems Inc	Intuitive Manufacturing Systems	NA	NA
Mar-06	Encompix Inc	Made2Manage Systems Inc	NA	NA
Mar-06	Activant Solutions Inc.	Hellman & Friedman / Thoma Cressey	NA	NA
Mar-06	Assurity Technologies Inc	Trintech Group Plc	2.0	NA
Feb-06	AXIS Computer Systems Inc	Made2Manage Systems Inc.	NA	NA
Feb-06	Constructware	Autodesk, Inc.	46.0	NA
Dec-05	FiveSight Technologies	Intalio, Inc	NA	NA
Nov-05	Adonix SA	Sage Group plc	137.1	1.8x
Nov-05	Capri Corp	Made2Manage Systems Inc.	5.0	NA
Nov-05	FormulaWare	3i Infotech Ltd.	NA	NA
Oct-05	Infra Business Solutions, GmbH	SoftBrands, Inc.	NA	NA
Oct-05	Wind2 Software, Inc	Deltek	NA	NA
Sep-05	ProfitKey International	HALO Technology Holdings, Inc	NA	NA
Sep-05	Foresight Software, Inc	HALO Technology Holdings, Inc	NA	NA
Aug-05	Prophet 21 Inc.	Activant Solutions Inc.	215.0	NA
Jul-05	Simple Concepts AB	CodaSciSys	3.9	1.8x
Jun-05	Lighthammer Software Development	SAP AG	NA	NA
May-05	Systems House Inc	Activant Solutions Inc	NA	NA
May-05	Gruppo Formula	Adonix	NA	NA

Source: Updata Proprietary Database.

Enterprise Resource Planning Precedent Transactions (cont’d)

($ in millions)
Announce Date	Seller	Buyer	EV	EV/ Rev
Oct-05	Software firm serving project-driven	ERP vendor for project-based	$15.0	1.4x
Mar-05	2nd Story Software Inc	TA Associates	120.0	NA
Feb-05	ERP Complete	Microsoft Corp	NA	NA
Feb-05	Ceitel SA	Generix SA	NA	NA
Feb-05	Visionary Systems, LTD	Affiliated Computer Services	16.5	NA
Feb-05	Symfonia	Sage Group Plc	19.5	2.3x
Jan-05	Simultan AG	Sage Group Plc	18.8	1.0x
			Mean	1.6x
			Median	1.6x

			All ERP Deals
			Mean	1.8x
			Median	1.8x
Source: Updata Proprietary Database.

Discounted Cash Flow Analysis

Updata Advisors constructed a 5-year discounted cash flow model for the Company using financial projections provided by Prescient. The 5-year cash flow model was built using assumptions provided by Prescient management and was reviewed by Prescient management and deemed to be reasonable in light of current industry and Company factors.

Key additional assumptions in the model:

–	Assumed an effective tax rate of 5% given current net operating loss carry forward situation

–	Gradual revenue increase, from 1% in 2009 to 8% in 2012

–	Operating expenses were held relatively constant on a % of revenue basis based on historical trends

–	Capital expenditures for 2008 are estimated based on historical rate of approx 0.7%; Company also expects to pay $250,000 for a data center move in 2009

–	2008-2012 change in working capital calculated as 2% of revenue

–	Discount Rate of between 8% and 14% which is derived from WACC analysis

–	Terminal Value for Prescient calculated using a range of EV/EBITDA multiples of 6x – 10x

–	Present value taken as of September 2, 2008

Discounted Cash Flow Analysis (cont’d)

Income Statement - Prescient Applied Intelligence	($in millions except per share data)

	Estimated	Projected
	2008	2009	2010	2011	2012
Revenue	$9.217	$9.309	$9.588	$10.068	$10.873
Revenue Growth		1%	3%	5%	8%
Expenses
General and Administrative Expenses	7.286	7.359	7.579	7.958	8.595
Development	1.442	1.456	1.500	1.575	1.701
Total Expenses	8.727	8.815	9.079	9.533	10.296

Operating Income (EBIT)	$0.489	$0.494	$0.509	$0.535	$0.577
Interest Expense (1)	(0.162)	(0.095)	0.000	0.000	0.000
Interest Income (2)	0.040	0.023	0.000	0.000	0.000
Pre-Tax Income	0.367	0.423	0.509	0.535	0.577
Income Taxes (Effective Tax Rate of 5.0%)	(0.018)	(0.021)	(0.025)	(0.027)	(0.029)
Net Income	$0.349	$0.402	$0.484	$0.508	$0.548

EBITDA	$0.957	$0.962	$0.977	$1.003	$1.045

Depreciation	0.468	0.468	0.468	0.468	0.468
Capital Expenditures (3)	0.067	0.318	0.070	0.073	0.079

(1) Interest related to TAK Note.
(2) Assumes Company uses existing cash balance to repay TAK Note in 2009 ($2.1MM). Interest income and expense reduced to $0 in Aug-09 and beyond.
(3) Company estimates $250k for data center move in 2009.

Discounted Cash Flow Analysis (cont’d)

Discounted Free Cash Flow Analysis - Prescient Applied Intelligence	($in millions except per share data)

	Estimated	Projected
	2008	2009	2010	2011	2012
EBITDA	$0.957	$0.962	$0.977	$1.003	$1.045
EBIT	$0.489	$0.494	$0.509	$0.535	$0.577
Less: Income Taxes (Effective Tax Rate of 5.0%)	(0.018)	(0.021)	(0.025)	(0.027)	(0.029)
Tax-effected EBIT	$0.471	$0.473	$0.484	$0.508	$0.548
Plus: Depreciation & Amortization	0.468	0.468	0.468	0.468	0.468
Less: Capital Expenditures	(0.067)	(0.318)	(0.070)	(0.073)	(0.079)
Less: Additional Working Capital Requirements	(0.184)	(0.186)	(0.192)	(0.201)	(0.217)
Unlevered FCF	$0.688	$0.437	$0.690	$0.701	$0.720

PV of Unlevered FCF	$0.656	$0.379	$0.544	$0.502	$0.469

Key Assumptions
Discount Rate (1)	10.0%
Terminal EBITDA Multiple	8.0x

Implied Perpetual Growth Rate	2.9%

Sensitivity Analysis - Implied Enterprise Value
Discount	EBITDA Multiple
Rate	6.0x	7.0x	8.0x	9.0x	10.0x
8.0%	$7.1	$7.8	$8.6	$9.3	$10.1
10.0%	$6.6	$7.3	$8.0	$8.7	$9.4
12.0%	$6.2	$6.8	$7.5	$8.1	$8.7
14.0%	$5.8	$6.4	$7.0	$7.6	$8.1

Terminal Value - EBITDA Multiple
Terminal EBITDA - 2012P	$1.0
Terminal Multiple	8.0x
FV of Terminal Value	$8.4

	$	%
PV of Period Cash Flows	$2.5	31.9%
PV of Terminal Value	5.4	68.1%
Enterprise Value	$8.0	100.0%
Less: Debt @ 06/30/2008	(2.3)
Plus Cash @ 06/30/2008	2.8
Equity Value	$8.5

(1) Discount rate derived from WACC analysis.
Note: Balance sheet information per 6/30/08 Form 10Q. Share count per 6/30/08 Form 10Q.

Premiums Analysis Summary

	Prescient	Previously Paid
	Price /	Range of Premiums			Implied Offer Price / Share
Premiums Analysis	Share (1)	Low	Median	High	Low	Median	High
Selected Enterprise Software Deals
Premium - 1 day Prior	$0.06	-54.4%	21.4%	115.2%	$0.03	$0.07	$0.12
Premium - 5 days Prior	$0.03	-46.2%	23.0%	94.8%	$0.02	$0.04	$0.06
Premium - 30 days Prior	$0.03	-6.9%	34.0%	110.3%	$0.03	$0.04	$0.07

Selected Software and Services Deals (Price Paid ≤ $5/share)
Premium - 1 day Prior	$0.06	-66.0%	27.0%	179.0%	$0.02	$0.07	$0.15
Premium - 5 days Prior	$0.03	-63.0%	32.5%	202.0%	$0.01	$0.04	$0.09
Premium - 30 days Prior	$0.03	-62.0%	39.5%	242.0%	$0.01	$0.05	$0.11

Historical Closing Price Range
Last 30 trading days	—	—	—	—	$0.03	$0.03	$0.06
Last 60 trading days	—	—	—	—	$0.03	$0.03	$0.06
Last 90 trading days	—	—	—	—	$0.03	$0.04	$0.07
Twelve Months	—	—	—	—	$0.03	$0.08	$0.15

Source: Updata Proprietary Database.

Premiums Paid for Selected Enterprise Software Deals (2006 –Present) (cont’d)

($ in millions)
			Premium Analyis
Announce Date	Seller	Buyer	EV	1-Day	5-Day	30-Day
Apr-07	Workbrain Corp.	Infor Global Solutions	153.7	21.6%	25.1%	37.1%
Mar-07	Kronos Incorporated	Hellman & Friedman Capital	1,760.0	18.0%	32.6%	41.7%
Mar-07	MapInfo Corporation	Pitney Bowes Inc.	422.0	53.3%	50.5%	48.4%
Mar-07	WebEx	Cisco Systems	2,855.0	23.4%	23.1%	53.7%
Mar-07	Dendrite International, Inc	CEGEDIM S.A.	673.0	25.1%	23.0%	54.1%
Mar-07	Hyperion Solutions Corporation	Oracle Corporation	2,805.0	21.4%	18.3%	53.1%
Feb-07	Corillian Corporation	CheckFree Corporation	220.0	49.3%	60.4%	36.6%
Feb-07	Witness Systems, Inc	Verint Systems Inc.	950.0	23.5%	23.0%	51.4%
Feb-07	Investors Financial Services Corp	State Street Corporation	4,448.0	38.5%	43.5%	55.2%
Jan-07	Carreker Corporation	CheckFree Corporation	169.0	5.4%	5.9%	13.1%
Dec-06	John H. Harland Co	M&F Worldwide Corp	1,724.0	18.6%	19.5%	22.2%
Dec-06	KNOVA Software Inc	M2M Holdings Inc.	37.8	19.1%	22.0%	25.0%
Dec-06	@Road, Inc.	Trimble Navigation Ltd	401.0	11.8%	11.9%	17.0%
Dec-06	Docucorp International	Skywire Software	124.0	33.3%	36.1%	24.1%
Nov-06	Digital Insight	Intuit Inc	1,260.0	18.2%	16.7%	32.7%
Nov-06	Netsmart Technologies, Inc.	Insight Venture Partners	109.0	12.2%	26.7%	21.3%
Nov-06	Stellent, Inc	Oracle Corporation	377.0	27.1%	17.6%	21.3%
Oct-06	Indus International, Inc	MDSI Mobile Data Solutions Incorporated	214.0	52.8%	44.2%	84.2%
Oct-06	MetaSolv, Inc	Oracle Corporation	161.0	23.5%	19.5%	34.4%
Oct-06	Open Solutions Inc	Providence Equity Partners and The Carlyle Group	1,415.0	25.5%	30.9%	27.8%
Sep-06	Click Commerce, Inc	Illinois Tool Works Inc	287.0	26.7%	36.2%	40.4%
Sep-06	Intergraph Corporation	Hellman & Friedman LLC and Texas Pacific Group	1,074.0	17.8%	23.0%	32.7%
Aug-06	FileNet Corporation	IBM	1,150.0	1.0%	4.0%	33.6%
Aug-06	Zomax	ComVest Investment Partners	25.9	46.2%	39.3%	35.7%
Aug-06	MRO Software, Inc	IBM	586.0	19.4%	33.5%	29.4%
May-06	SSA Global Technologies	Infor Global Solutions	1,510.0	25.1%	22.4%	21.7%
Apr-06	Systems Union Group plc	Extensity	387.0	3.4%	14.2%	20.4%
Apr-06	Manugistics Group Inc	JDA Software Group Inc.	264.1	5.9%	7.8%	13.6%
Mar-06	MatrixOne	Dassault Systemes	309.0	20.6%	26.3%	39.2%
Jan-06	Datastream Systems, Inc	Infor Global Solutions	160.0	16.6%	18.5%	22.0%

Mean	25.3%	27.2%	36.7%
Median	21.4%	23.0%	34.0%
High	115.2%	94.8%	110.3%
Low	-54.4%	-46.2%	-6.9%

Source: Updata Proprietary Database.

Premiums Paid for Selected Software & Services Deals with Offer Price/Share of ≤ $5 (2006 – Present)

($ in millions except per share values)
					Premium Analysis
Announce Date	Seller Name	Buyer Name	Enterprise Value	Price /Share	1 Day	5 Day	30 Day
Aug-08	Zi Corp.	Nuance Communications, Inc.	$35.5	$0.80	150.0%	100.0%	111.0%
Aug-08	Netstore PLC	2e2 Holdings Ltd.	99.0	0.61	33.0%	33.0%	14.0%
Aug-08	MIVA, Inc.	Blinkx PLC	18.4	1.20	54.0%	54.0%	4.0%
Jul-08	Datasul SA	TOTVS SA	444.4	4.91	-66.0%	-63.0%	-62.0%
Jul-08	AXA Framlington / Blackrock	H&F Sensor Bidco Ltd.	397.0	3.79	13.0%	26.0%	28.0%
Jul-08	Financial Objects PLC	TEMENOS Group AG	43.3	1.19	88.0%	77.0%	71.0%
Jul-08	Red Mile Entertainment, Inc.	SilverBirch, Inc.	4.4	0.27	-12.0%	-12.0%	-20.0%
Jun-08	IONA Technologies PLC	Progress Software Corp.	118.3	4.04	12.0%	13.0%	10.0%
Jun-08	Insightful Corp.	TIBCO Software, Inc.	18.6	1.87	-1.6%	4.0%	58.0%
Jun-08	Motive, Inc.	Alcatel-Lucent SA	22.2	2.23	53.0%	24.0%	72.0%
Jun-08	ClinPhone PLC	PAREXEL International Corp.	195.0	2.53	26.0%	23.0%	40.0%
Jun-08	Tumbleweed Communications Corp.	Sopra Groupe SA	114.9	2.70	53.0%	46.0%	113.0%
Jun-08	IBS Opensystems PLC	The Capita Group PLC	115.4	3.74	11.0%	11.0%	61.0%
May-08	Kintera, Inc.	Blackbaud, Inc.	44.4	1.12	64.7%	55.6%	86.7%
May-08	Mediasurface PLC	Alterian PLC	30.2	0.27	24.0%	52.0%	242.0%
May-08	Gemcom Software International, Inc.	The Carlyle Group LLC / JMI, Inc.	145.7	3.02	10.0%	20.0%	27.0%
May-08	Bravura Solutions Ltd.	Bravura Solutions Ltd. /Management/	250.2	1.64	19.0%	19.0%	19.0%
Apr-08	Horizon Technology Group PLC	Avnet, Inc.	274.3	1.86	10.0%	18.0%	181.0%
Apr-08	TouchStone Software Corp.	Phoenix Technologies Ltd.	16.1	1.48	29.0%	24.0%	17.0%
Apr-08	Conchango PLC	EMC Corp.	74.9	0.45	43.0%	34.0%	14.0%
Mar-08	Sigma AB	Askero Utveckling AB	148.8	1.25	38.0%	45.0%	49.0%
Mar-08	TenFold Corp.	Trilogy Enterprises, Inc.	0.2	0.04	0.0%	0.0%	0.0%
Mar-08	Emblaze Ltd.	France Telecom SA	12.5	0.63	82.0%	82.0%	146.0%
Mar-08	Chelford Group PLC	Marlin Equity Partners LLC	26.8	4.24	22.0%	24.0%	37.0%
Mar-08	Optio Software, Inc.	Bottomline Technologies, Inc.	27.8	1.85	48.0%	54.0%	52.9%
Feb-08	SYS Technologies, Inc.	Kratos Defense & Security Solutions, Inc.	52.6	2.52	61.0%	57.0%	36.0%
Jan-08	Boss Media AB	B&D Holding di Marco Drago e C Sapa	177.0	4.16	76.0%	95.0%	98.0%
Jan-08	CODA PLC	Unit 4 Agresso NV	290.3	4.08	12.0%	11.0%	26.0%
Jan-08	Trolltech ASA	Nokia Oyj	135.9	3.09	69.0%	78.0%	69.0%
Jan-08	Superscape Group PLC	Glu Mobile, Inc.	25.0	0.20	27.0%	27.0%	27.0%
Jan-08	Parlay Entertainment, Inc.	Letton Investments Ltd.	10.2	0.93	44.0%	64.0%	58.0%
Jan-08	Fast Search & Transfer ASA	Microsoft Corp.	1,054.4	3.54	42.0%	36.0%	73.0%
Jan-08	Bioscrypt, Inc.	L-1 Identity Solutions, Inc.	28.1	0.39	9.0%	3.0%	9.0%
Dec-07	Northgate Information Solutions PLC	KKR & Co. LLC	1,923.8	1.89	49.0%	54.0%	34.0%

Source: FactSet.

Premiums Paid for Selected Software & Services Deals with Offer Price/Share of ≤ $5 (2006 – Present) (cont’d)

$ in millions except per share values
Announce			Enterprise	Price	Premium Analysis
Date	Seller Name	Buyer Name	Value	/Share	1 Day	5 Day	30 Day
Dec-07	NSB Retail Systems PLC	Epicor Software Corp.	260.9	0.77	11.0%	59.0%	59.0%
Dec-07	Internet Business Group PLC	TMN Group PLC	11.1	0.18	-30.0%	-30.0%	-35.0%
Dec-07	NUVO Network Management, Inc.	Trilogy Enterprises, Inc.	15.3	0.56	103.0%	119.0%	62.0%
Dec-07	Hostworks Group Ltd	Macquarie Communications Infrastructure	54.0	0.38	42.0%	59.0%	47.0%
Dec-07	Frontline Technologies Corp.	BT Group PLC	135.0	0.18	22.0%	35.0%	50.0%
Nov-07	Vantagepoint Systems, Inc.	Solarsoft Business Systems	10.1	0.68	75.0%	40.0%	62.8%
Oct-07	Verticalnet, Inc.	Bravo Solutions	9.1	2.56	-54.0%	-46.0%	-6.9%
Oct-07	Selient, Inc.	Canadian Premier Holdings Ltd.	4.2	0.17	38.0%	38.0%	27.0%
Oct-07	Navtech, Inc.	NV Holdings	28.4	2.52	33.0%	80.0%	42.0%
Oct-07	Mandator AB	Fujitsu Ltd.	86.6	0.46	28.0%	31.0%	31.0%
Oct-07	Travel.com.au Ltd.	Wotif.com Holdings Ltd.	38.5	0.49	0.0%	10.0%	84.0%
Aug-07	Blue Tree Wireless Data, Inc.	Sixnet Holdings LLC	17.5	0.23	51.0%	34.0%	34.0%
Aug-07	Payment Services Interactive Gateway Corp.	Home Capital Group, Inc.	14.3	1.49	52.0%	31.0%	19.0%
Aug-07	Rand A Technology Corp.	Ampersand Ventures	30.0	2.21	69.0%	58.0%	49.0%
Aug-07	Gensym Corp.	Trilogy Enterprises, Inc.	15.6	2.35	12.0%	10.0%	8.0%
Jul-07	Xansa PLC	Groupe Steria SCA	938.8	2.65	72.0%	72.0%	47.0%
Jul-07	Data Systems Consulting Co. Ltd.	Ding Hwa Investment Co. Ltd.	157.0	1.37	8.0%	12.0%	13.0%
Jul-07	iSOFT Group PLC	CompuGROUP Holding AG	467.0	1.36	20.0%	20.0%	42.0%
Jul-07	Raya Holding	Orascom Telecom Holding SAE	124.9	2.11	7.0%	9.0%	2.0%
Jun-07	IXEurope PLC	Equinix, Inc.	532.8	2.82	7.0%	11.0%	34.0%
Jun-07	Advanced Smartcard Technologies PLC	Exponent Private Equity LLP	35.4	0.15	48.0%	48.0%	85.0%
Jun-07	Telelogic AB	International Business Machines Corp.	907.4	3.43	12.0%	32.0%	40.0%
May-07	Calyx Group PLC	Alchemy Investment Plan	198.3	2.04	55.0%	58.0%	58.0%
May-07	Aldata Solution Oyj	Symphony Technology Group LLC	157.6	2.45	19.0%	17.0%	10.0%
May-07	iSOFT Group PLC	IBA Health Ltd.	464.3	1.43	36.0%	44.0%	105.0%
May-07	Sirius Financial Solutions PLC	SSP Holdings PLC	81.1	4.73	30.0%	39.0%	39.0%
May-07	CIMNET, Inc.	Invensys PLC	18.5	2.43	-4.7%	9.0%	10.0%
Apr-07	Sonnet Corp. Ltd.	Commoditel Ltd.	28.2	0.14	72.0%	57.0%	113.0%
Apr-07	Arkona, Inc.	DealerTrack Holdings, Inc.	45.9	1.38	3.0%	2.0%	29.0%
Apr-07	Pixology PLC	PhotoChannel Networks, Inc.	10.1	0.81	57.0%	70.0%	86.0%
Apr-07	Payment Services Interactive Gateway	Lightbridge, Inc.	13.5	1.38	26.0%	15.0%	99.0%
Apr-07	Trace Group PLC	Tulip Holdings Ltd.	37.7	3.15	75.0%	83.0%	79.0%
Apr-07	Quovadx, Inc.	Battery Ventures	119.3	3.20	26.0%	28.0%	20.0%
Mar-07	Tri-Vision International Ltd.	Wi-LAN, Inc.	87.1	1.62	54.0%	51.0%	31.0%

Source: FactSet.

Premiums Paid for Selected Software & Services Deals with Offer Price/Share of ≤ $5 (2006 – Present) (cont’d)

$ in millions except per share values
Announce			Enterprise	Price	Premium Analysis
Date	Seller Name	Buyer Name	Value	/Share	1 Day	5 Day	30 Day
Mar-07	Computer Software Group PLC	Guildford Equityco Ltd.	203.6	3.01	10.0%	42.0%	30.0%
Mar-07	Compel Group PLC	2e2 Holdings Ltd.	94.4	2.93	16.0%	41.0%	37.0%
Mar-07	CorVu Corp.	Rocket Software, Inc.	21.6	0.40	43.0%	25.0%	33.0%
Feb-07	Applied Innovation, Inc.	KEG Holdings, Inc.	35.7	3.45	8.0%	7.0%	10.0%
Feb-07	VantageMed Corp.	Nightingale Informatix Corp.	10.8	0.75	42.0%	63.0%	97.0%
Feb-07	Spectrum Signal Processing, Inc.	Vecima Networks, Inc.	13.5	0.81	57.0%	60.0%	57.0%
Feb-07	eNGENUITY Technologies, Inc.	CAE, Inc.	16.9	1.02	4.0%	13.0%	14.0%
Feb-07	EasyLink Services Corp.	j2 Global Communications, Inc.	46.9	4.50	0.0%	-1.0%	72.0%
Jan-07	Analex Corp.	QinetiQ Group PLC	83.6	3.70	96.0%	85.0%	85.0%
Jan-07	EasyLink Services Corp.	Internet Commerce Corp.	53.6	5.00	38.0%	63.0%	76.0%
Jan-07	Ubiquity Software Corp. PLC	Avaya, Inc.	120.1	0.73	87.0%	92.0%	78.0%
Dec-06	ComnetiX, Inc.	BIO-key International, Inc.	18.3	1.29	64.0%	60.0%	186.0%
Dec-06	Tut Systems, Inc.	Motorola, Inc.	48.8	1.15	19.0%	12.0%	0.0%
Dec-06	Knova Software, Inc.	M2m Holdings Inc	37.3	5.00	19.0%	22.0%	25.0%
Nov-06	PlusNet PLC	BT Group PLC	110.7	4.13	6.0%	7.0%	46.0%
Nov-06	ComnetiX, Inc.	L-1 Identity Solutions, Inc.	17.0	1.18	179.0%	163.0%	140.0%
Nov-06	Penton Media, Inc.	Sandler Capital / Wasserstein & Co.	361.8	0.81	34.0%	30.0%	39.0%
Oct-06	Empire Interactive PLC	Silverstar Holdings Ltd.	16.2	0.14	41.0%	41.0%	41.0%
Oct-06	MetaSolv, Inc.	Oracle Corp.	198.8	4.10	23.5%	19.5%	34.4%
Oct-06	Indus International, Inc.	Mobile Data Solutions, Inc.	203.4	3.85	53.0%	44.0%	84.2%
Oct-06	NewMarket Technology, Inc.	Action Products International, Inc.	89.2	0.50	72.0%	72.0%	67.0%
Oct-06	VisualSoft Technologies Ltd.	Megasoft Ltd.	37.7	1.89	1.0%	1.0%	-8.0%
Sep-06	Planit Holdings PLC	August Equity LLP	75.2	0.57	13.0%	13.0%	13.0%
Sep-06	Incisive Media PLC	Apax Summer LLP	462.4	3.84	17.0%	20.0%	28.0%
Aug-06	Parlay Entertainment, Inc.	Chartwell Technology, Inc.	21.6	1.80	48.0%	38.0%	32.0%
Aug-06	IDS Worldwide, Inc.	HLS Worldwide, Inc.	117.5	2.35	99.0%	108.0%	82.0%
Aug-06	Fibernet Group PLC	Global Crossing Ltd.	119.6	1.47	10.0%	18.0%	103.0%
Aug-06	WM-data AB	LogicaCMG PLC	1,698.0	3.51	5.0%	6.0%	14.0%
Aug-06	Loudeye Corp.	Nokia Oyj	46.9	4.50	154.0%	150.0%	181.0%
Jul-06	Addyourlogo Group AB	Global Gaming Factory X AB	9.0	0.04	-3.0%	-3.0%	6.0%
Jul-06	WatchGuard Technologies, Inc.	Francisco Partners Management LLC	125.5	4.25	14.0%	15.0%	-10.0%
Jul-06	System Access Ltd.	SunGard Data Systems, Inc.	69.7	0.23	20.0%	38.0%	79.0%
Jul-06	IDS Worldwide, Inc.	Worldwide Security Acquisitions LLC	87.5	1.75	97.0%	202.0%	94.0%
Jun-06	Bridges Transitions, Inc.	Veronis Suhler Stevenson LLC	10.8	1.05	20.0%	21.0%	39.0%

Source: FactSet.

Premiums Paid for Selected Software & Services Deals with Offer Price/Share of ≤ $5 (2006 – Present) (cont’d)

$ in millions except per share values
					Premium Analysis
Announce Date	Seller Name	Buyer Name	Enterprise Value	Price /Share	1 Day	5 Day	30 Day
Jun-06	Onyx Software Corp.	M2m Holdings Inc	67.4	4.80	15.0%	14.0%	4.0%
May-06	DCS Group PLC	The Reynolds & Reynolds Co.	40.2	0.59	21.0%	61.0%	82.0%
May-06	Bridges Transitions, Inc.	Xap Corp.	8.8	0.86	21.0%	20.0%	21.0%
May-06	WebCentral Group Ltd.	Melbourne IT Ltd.	54.5	1.34	63.0%	70.0%	46.0%
Apr-06	Systems Union Group PLC	Extensity, Inc.	422.6	4.04	8.0%	19.0%	25.0%
Apr-06	Manugistics Group, Inc.	JDA Software Group, Inc.	307.1	2.50	5.9%	7.8%	13.6%
Apr-06	Brainpower NV	Bloomberg LP	45.7	2.42	27.0%	48.0%	77.0%
Mar-06	Onyx Software Corp.	CDC Corp.	71.1	5.00	26.0%	32.0%	16.0%
Mar-06	Unify Corp.	WARP Technology Holdings, Inc.	15.3	0.61	43.0%	50.0%	43.0%
Mar-06	Artemis International Solutions Corp.	Trilogy Enterprises, Inc.	25.7	2.20	63.0%	63.0%	53.0%
Feb-06	Legend Communications PLC	Thus Group PLC	32.1	0.71	0.0%	4.0%	-15.0%
Jan-06	Citect Corp. Ltd.	Thoma Cressey Equity Partners, Inc.	78.7	1.49	29.0%	30.0%	30.0%

Mean	35%	39%	49%
Median	27%	33%	40%
High	179%	202%	242%
Low	-66%	-63%	-62%

Source: FactSet.

Appendix A. Comparable Public Company Descriptions

Comparable Company Descriptions – Supply Chain Management

Company	Description
Ariba
Ariba provides spend management solutions that allow enterprises to take a step-by-step approach with products and services that work together. The solutions combine on-demand software, category expertise and services to help companies automate the procurement process. The solutions include Ariba Visibility Solutions, Ariba Sourcing Solutions, Ariba Contract Management Solutions, Ariba Procurement and Expense Solutions, Ariba Invoice and Payment Solutions and Ariba Supplier Management Solutions.

Descartes Systems
Descartes Systems is a global provider of on-demand, software-as-aservice (SaaS) logistics technology solutions that help its customers make and receive shipments. The Company’s technology-based solutions, which consist of services and software, connect people to their trading partners and enable business document exchange (bookings, bills of lading, status messages); regulatory compliance and customs filing, route planning and wireless dispatch, inventory and asset visibility, rate management, transportation management and warehouse optimization. Its primary focus is on serving transportation providers (air, ocean and truck modes), third party intermediaries (including third-party logistics providers, freight forwarders and customs house brokers) and distribution-sensitive companies.

Global Sources
Global Sources provides sourcing information to volume buyers and integrated marketing services to suppliers. The company is a business-to-business media company and a primary facilitator of trade with Greater China. The core business is facilitating trade from Greater China to the world, using a wide range of English-language media. The other business segments facilitate trade from the world to Greater China, and trade within China, using Chinese-language media. It helps a community of over 725,000 active buyers source more profitably from complex overseas supply markets. With the goal of providing the most effective ways possible to advertise, market and sell, Global Sources enables suppliers to sell to hard-to-reach buyers in over 230 countries.

Comparable Company Descriptions – Supply Chain Management (cont’d)

Company	Description
JDA Software
JDA Software provides supply and demand management software solutions. It operates through three business segments: Retail, Manufacturing and Distribution, and Services Industries. The Company’s solutions include corporate level merchandise operations systems, in-store systems, and transportation and logistics management solutions, which are designed to enable manufacturers, distributors, retailers, shippers, consignees, carriers, trading partners and logistics service providers.

Kewill
Kewill designs global solutions for the dynamic supply network. The supply network enables enhanced responsiveness to customers through flexible connectivity between partners and systems, providing improved visibility and effective compliance, bridging the gap from a traditional rigid supply chain. Kewill is a long-time innovator of software focusing on business integration, order management, transportation management, international trade logistics, service logistics and visibility solutions for global trading communities.

Logility
Logility provides supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions is a supply chain management solution that features performance monitoring capabilities in a single Internet-based framework and provides supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); supply and global sourcing optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corporation.

Comparable Company Descriptions – Supply Chain Management (cont’d)

Company	Description
Manhattan Associates
Manhattan Associates develops technology-based supply chain software solutions. The Company’s solutions consist of software, services and hardware, and are used for both the planning and execution of supply chain activities. These solutions help coordinate the actions, data exchange and communication of manufacturers, suppliers, distributors, trading partners, transportation providers, channels (such as catalogers, store retailers and Web outlets), and consumers. All of the Company’s solutions also include services, such as design, configuration, implementation, product assessment and training, as well as customer support and software enhancements.

Comparable Company Descriptions – Mid-Market ERP

Company	Description
CDC
CDC provides enterprise software, online games, and Internet and media services. During the year ended December 31, 2007, the Company operated through five business segments: Software, Global Services, CDC Games, China.com, and Mobile Services and Applications. The operations of Software and Business Services are included in the CDC Software business unit, the operations of online games are included in the CDC Games business unit and the operations of Mobile Services and Applications and Internet and Media are included in the China.com business unit.

Epicor Software
Epicor Software designs, develops, markets and supports enterprise application software solutions and services primarily for use by mid-sized companies and the divisions and subsidiaries of larger corporations worldwide. The Company’s products include back office applications for production management, supply chain management (SCM), retail management and financial accounting, as well as front office customer relationship management (CRM) and service management.

Lawson Software
Lawson Software provides enterprise software globally. It provides business application software, services and maintenance to customers primarily in the services sector, trade industries and manufacturing/distribution sectors. It specializes in specific markets, including healthcare, public services, retail, financial services, fashion, food and beverage, and wholesale distribution. The Company’s software solutions include enterprise financial management, human capital management, business intelligence, asset management, enterprise performance management, supply chain management, service management, manufacturing operations, business project management and industry-tailored applications.

Comparable Company Descriptions – Mid-Market ERP (cont’d)

Company	Description
QAD
QAD provides enterprise software applications, professional services and application support that address the requirements of manufacturing companies primarily in six target industries. QAD Enterprise Applications, which includes modules formerly marketed as MFG/PRO, is its core product suite. QAD Enterprise Applications has been developed to address the needs of manufacturers in the automotive, consumer products, high technology, food and beverage, industrial products and life sciences markets. In addition to the delivery of QAD Enterprise Applications, QAD has developed a global services and application support capability, with over 600 skilled personnel located throughout the world.

The Sage Group
The Sage Group develops, distributes, and supports business management software and related products and services for medium-sized and smaller businesses. The Company also offers tailored software for the needs of business within some specific industries, such as healthcare, construction/real estate, manufacturing and retail. The Company’s product range includes payroll, financial forecasting, job costing, business intelligence and e-business.

Appendix B. Fairness Opinion Letter

Fairness Opinion Letter

[To be provided separately]

Premiums Paid for Selected Enterprise Software Deals (2006 –Present)

($ in millions)
Announce				Premium Analyis
Date	Seller	Buyer	EV	1-Day	5-Day	30-Day

Aug-08	i2 Technologies, Inc.	JDA Software Group Inc.	$418.6	4.9%	7.4%	16.9%
Jul-08	Intervoice, Inc	Convergys Corporation	282.3	23.7%	54.2%	26.7%
Jun-08	Insightful Corporation	TIBCO Software Inc.	14.9	-1.6%	4.5%	58.5%
Jun-08	Cash Systems, Inc.	Global Cash Access, Inc.	19.6	4.2%	13.9%	51.5%
Jun-08	CAM Commerce Solutions	Great Hill Partners	152.8	8.7%	13.0%	9.5%
Jun-08	HireRight, Inc.	US Investigations Services, LLC	209.1	88.6%	94.8%	110.3%
May-08	Kintera, Inc.	Blackbaud, Inc	43.6	64.7%	55.6%	86.7%
May-08	Moldflow Corporation	Autodesk, Inc.	200.0	12.2%	17.5%	31.6%
Mar-08	Ansoft Corporation	ANSYS, Inc.	801.5	39.3%	30.0%	38.4%
Mar-08	Optio Software	Bottomline Technologies	35.9	48.0%	54.2%	52.9%
Feb-08	ChoicePoint Inc	Reed Elsevier Group plc	4,140.0	48.5%	46.0%	48.6%
Jan-08	Manatron Inc	Thoma Cressey Bravo Inc	69.8	36.4%	42.4%	34.1%
Jan-08	Fast Search & Transfer AS	Microsoft Corp	1,093.0	42.3%	34.8%	85.4%
Dec-07	Document Sciences Corporation	EMC Corporation	82.5	79.0%	75.6%	63.9%
Dec-07	Electronic Clearing House Inc.	Intuit Inc	121.6	115.2%	81.4%	34.0%
Dec-07	VISICU Inc	Koninklijke Philips Electronics NV	296.0	35.4%	52.5%	60.0%
Nov-07	VantagePoint Systems	Solarsoft Business Systems	10.5	75.0%	40.0%	62.8%
Nov-07	Cognos	IBM	4,866.0	9.5%	16.1%	37.2%
Oct-07	Verticalnet, Inc.	BravoSolution, S.p.A	13.3	-54.4%	-46.2%	-6.9%
Oct-07	Visual Sciences Inc	Omniture Inc.	383.7	6.6%	1.9%	6.0%
Oct-07	Business Objects SA	SAP AG	5,582.0	18.1%	29.1%	40.0%
Oct-07	NAVTEQ Corporation	Nokia Corp.	7,773.0	0.4%	11.4%	37.6%
Aug-07	CheckFree Corporation	Fiserv, Inc	4,114.0	30.3%	26.7%	18.4%
Jun-07	eFunds Corporation	Fidelity National Information Services, Inc	1,777.0	5.5%	3.1%	20.0%
Jun-07	Authorize.Net Holdings, Inc	CyberSource Corporation	317.2	15.0%	16.2%	15.8%
May-07	Agile Software Corp	Oracle Corporation	330.6	14.4%	10.1%	18.1%
May-07	eCollege	Pearson	530.0	7.1%	20.6%	25.1%
May-07	CIMNET	Invensys, PLC	22.4	-4.7%	9.0%	10.5%
Apr-07	Arkona, Inc.	DealerTrack Holdings, Inc	58.2	3.0%	2.2%	29.0%
Apr-07	Mobius Management Systems, Inc	ASG Software	150.0	35.1%	34.2%	40.8%
Apr-07	First Data Corp	Kohlberg Kravis Roberts & Co	27,576.0	26.4%	28.5%	33.2%